UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 29, 2021

Greenwave Technology Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

277 Suburban Drive, Suffolk, VA	23434
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 966-1432

N/A

Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Greenwave Technology Solutions, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to amend the Current Report on Form 8-K, as initially filed with the Securities and Exchange Commission on December 6, 2021 (the “Initial Form 8-K”), solely to provide an updated unaudited pro forma condensed consolidated balance sheet as of March 31, 2022 showing the pro forma effect the automatic conversion of the Senior Notes (as defined in the Initial Form 8-K) upon the listing of the Company’s shares of common stock on a national securities exchange would have, pursuant to the terms of the Senior Notes. Except as provided herein, the disclosures in the Initial Form 8-K remain unchanged.

Item 1.01 Entry into a Material Definitive Agreement.

Set forth below is the Company’s unaudited pro forma condensed consolidated balance sheet showing the pro forma effect the automatic conversion of the Senior Notes in connection with a listing of the Company’s shares of common stock on a national securities exchange would have, pursuant to the terms of the Senior Notes.

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

(FORMERLY MASSROOTS, INC.)

UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2022

	March 31,	Pro Forma		Pro Forma
	2022	Adjustments		Combined

ASSETS
Current assets:
Cash	$1,790,264	$-		$1,790,264
Inventories	729,075	-		729,075
Prepaid expenses	90,522	-		90,522
Total current assets	2,609,861	-		2,609,861

Property and equipment, net	3,892,698	-		3,892,698
Operating lease right of use assets, net - related party	3,266,108	-		3,266,108
Operating lease right of use assets, net	130,138	-		130,138
Licenses, net	20,210,300	-		20,210,300
Customer list, net	2,127,050	-		2,127,050
Intellectual property, net	2,732,400	-		2,732,400
Goodwill	2,499,753	-		2,499,753
Security deposit	3,587	-		3,587

Total assets	$37,471,895	$-		$37,471,895

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$3,170,753	$(743,966)	(A)	$2,426,788
Accrued payroll and related expenses	4,057,000	-		4,057,000
Contract liabilities	25,000	-		25,000
Advances	97,000	-		97,000
Non-convertible notes payable, current portion, net of unamortized debt discount of $9,611	155,389	-		155,389
Convertibles notes payable, net of unamortized debt discount of $12,502,199	25,212,767	(25,212,767)	(B)	-
Due to related parties	-	-		-
Operating lease obligations, current portion - related party	2,099,379	-		2,099,379
Operating lease obligations, current portion	43,125	-		43,125
Environmental remediation	-	-		-
Total current liabilities	34,860,413	(25,956,733)		8,903,681

Operating lease obligations, less current portion - related party	1,071,570	-		1,071,570
Operating lease obligations, less current portion	303,683	-		303,683
Non-convertible notes payable, less current portion	-	-		-
Total liabilities	36,235,666	(25,956,733)		10,278,934

Commitments and contingencies (See Note 9)

Shareholders’ equity:
Preferred stock - 10,000,000 shares authorized:
Preferred stock - Series Z, $0.001 par value, $20,000 stated value, 500 shares authorized; 500 shares issued and outstanding	1	-		1
Common stock, 1,200,000,000 shares authorized; 3,338,416 shares issued and outstanding	3,338	6,713	(C)	10,051
Common stock to be issued, 2,000 shares	2	-		2
Additional paid in capital	304,818,048	54,165,043	(D)	358,983,091
Accumulated deficit	(303,585,160)	(28,215,022)	(E)	(331,800,182)
Total shareholders’ equity	1,236,229	25,956,733		27,192,961

Total liabilities and shareholders’ deficit	$37,471,895	$-		$37,471,895

The following is a description of the pro forma adjustments reflected in the unaudited pro forma condensed consolidated balance sheet:

Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2022

(A)	Represents the conversion of $743,966 of accrued interest into shares of common stock.

(B)	Represents the conversion of $25,212,767 of principal, net an unamortized debt discount of $12,502,199, into shares of common stock.

(C)	Represents the issuance of 6,712,733 shares of common stock for the conversion of convertible debt and accrued interest as of the date of this Amended Current Report on Form 8-K/A.

(D)	Represents the (i) $54,171,755 fair value of the 6,712,733 shares of common stock at $8.07 per share, less the (ii) par value of the 6,712,733 shares of common stock.
(E)	Represents the (i) amortization of the remaining $12,502,199 debt discount, in addition to (ii) $550,914 in further interest expense and (iii) $15,161,909 loss on conversion of convertible debt, as of the date of this Amended Current Report on Form 8-K/A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

July 12, 2022	By:	/s/ Danny Meeks
	Name:	Danny Meeks
	Title:	Chief Executive Officer